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Exhibit 10(zzz)

FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT

        This PATENT AND TRADEMARK SECURITY AGREEMENT dated as of the 23rd day of July 2002, made by Alliance Pharmaceutical Corp., a New York corporation, (the "Grantor") in favor of [                        ], a [                        ] and [                        ], a [                        ] (collectively, the "Secured Parties").

WITNESSETH

        The Grantor and the Secured Parties are entering into a Secured Note Purchase Agreement, dated as of the date hereof (the "Secured Note Purchase Agreement").

        WHEREAS, pursuant to the Secured Note Purchase Agreement, dated as of the date hereof, the Secured Parties purchased [$            ] in aggregate face amount of the Grantor's Promissory Notes (the "Initial Notes");

        WHEREAS, under the Secured Note Purchase Agreement the Grantor has the right in certain circumstances to require the Secured Parties to purchase additional notes in the aggregate face amount of [$            ] (the "Subsequent Notes");

        WHEREAS, the Grantor has agreed to grant to the Secured Parties a security interest in certain of its property and assets relating to the Product (as defined below) to secure the performance of the obligations of the Grantor under the Secured Note Purchase Agreement, the Initial Notes and the Subsequent Notes (collectively, the "Notes"); and

        WHEREAS, the Grantor is contemporaneously entering into a Patent and Trademark Security Agreement with the Secured Parties.

        NOW, THEREFORE, in consideration of the premises set forth above the Grantor hereby agrees with the Secured Parties as follows:

TERMS

        1.    Defined Terms.    The terms set forth below have the following meanings:

        "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

        "Collateral" shall have the meaning assigned to it in Section 2 of this Patent and Trademark Security Agreement.

        "Event of Default" means:

          (1)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under this Patent and Trademark Security Agreement as and when required by this Patent and Trademark Security Agreement; or

          (2)  any representation or warranty made by the Grantor pursuant to this Patent and Trademark Security Agreement is untrue in any material respect when made; or

          (3)  the failure by the Grantor to perform in any material respect any obligation of the Grantor under the Security Agreement as and when required by the Security Agreement; or

          (4)  any representation or warranty made by the Grantor pursuant to the Security Agreement is untrue in any material respect when made; or

          (5)  any event specified in Section 1(d) of the Notes occurs and is continuing; or

          (6)  the security interests granted herein and pursuant to the Security Agreement do not constitute for any reason a first priority perfected security interest in the Collateral covered thereby (other than as a result of a failure to make the filings specified in Exhibit E, F and G of this Patent and Trademark Security Agreement); or

          (7)  the Grantor shall file a petition under bankruptcy, insolvency or debtor's relief law or make an assignment for the benefit of its creditors; or

          (8)  a court of competent jurisdiction enters an order or decree under any federal or state bankruptcy law that (X) is for relief against the Grantor in an involuntary case brought with respect to the Grantor in such court, (Y) appoints a custodian, receiver or other similar official for all or substantially all the Grantor's property or (Z) orders the liquidation of the Grantor, and the order or decree remains unstayed and in effect for 60 days; or

          (9)  the loss or suspension of the Food and Drug Administration approval relating to the Product; or

          (10) failure of the Grantor to pay any Obligation when due; or

          (11) the Grantor shall fail to pay when due any principal of, premium or interest on or any amount payable in respect of any borrowed money indebtedness.

        "General Intangibles" shall have the meaning ascribed such term under the Code.

        "License Rights" shall mean any Grantor rights that were obtained through the grant, by the Grantor, of rights to a third party under the Product Patents or Product Trademarks.

        "Lien" shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

        "Obligations" shall mean:

          (1)  all obligations and liabilities to the Secured Parties, whether now existing or hereafter arising, under the Secured Note Purchase Agreement, the Notes, the Security Agreement, this Patent and Trademark Security Agreement, and/or any document or agreement related to any of the foregoing and the due performance and compliance with the terms of the Secured Note Purchase Agreement, the Notes, the Security Agreement, this Patent and Trademark Security Agreement and/or any document or agreement related to any of the foregoing;

          (2)  any and all sums advanced by the Secured Parties in order to preserve the Collateral or to preserve the Secured Parties' security interest in the Collateral; and

          (3)  in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (1) through (2) in accordance with the terms of the Secured Note Purchase Agreement, the Notes, the Security Agreement, this Patent and Trademark Security Agreement, and/or any document or agreement related to the foregoing, the expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Secured Parties of their rights hereunder, together with reasonable attorneys' fees and court costs.

        "Patent and Trademark Security Agreement" means this Patent and Trademark Security Agreement, including all amendments, supplements or modifications that are agreed to in writing by the parties.

        "Proceeds" shall have the meaning assigned to such term under the Code.

        "Product" means Imagent®, a sterile, non-pyrogenic white powder with a diluted perflexane headspace that, after reconstitution into a suspension of microspheres, is used for contrast enhancement during the indicated ultrasound imaging procedures and is indicated for use in patients with suboptimal echocardiograms to opacify the left ventricular chamber and to improve the delineation of the left ventricular endocardial border.

        "Product Patent(s)" means all letters patent of the United States, including any and all extensions, reissues, and renewals thereof, that are now owned by the Grantor or are acquired by the Grantor during the term of this Patent and Trademark Security Agreement, and are necessary for the use, development, manufacture, marketing, sale or distribution of the Product in the United States, its territories or possessions (the "Territory"), and all letters patent of the United States that issue from Product Patent Applications, including, but not limited to:

          (1)  all letters patent of the United States listed in Exhibit A hereto or added thereto by written agreement of the parties during the term of this Patent and Trademark Security Agreement; and

          (2)  all letters patent of the United States that claim know-how that is now owned by the Grantor or that is acquired by the Grantor during the term of this Patent and Trademark Security Agreement ("Grantor Know-How") and are necessary for the use, development, manufacture, marketing, sale or distribution of the Product in the Territory.

        "Product Patent Application(s)" means all applications for letters patent of the United States, including any and all provisionals, continuations, continuations-in-part and divisionals that claim inventions, discoveries or technology that is now owned by the Grantor or is acquired by the Grantor during the term of this Patent and Trademark Service Agreement, and are necessary for the use, development, manufacture, marketing, sale or distribution of the Product in the Territory, including, but not limited to:

          (1)  all applications for United States letters patent listed in Exhibit B hereto or added thereto by written agreement of the parties during the term of this Patent and Trademark Agreement; and

          (2)  all applications for United States letters patent that claim Grantor Know-How and are necessary for the use, development, manufacture, marketing, sale or distribution of the Product in the Territory.

        "Product Trademarks" means all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor that are now owned by the Grantor or are acquired by the Grantor during the term of this Patent and Trademark Security Agreement, whether currently in use or not, and are adopted solely for use in conjunction with the sale of the Product in the Territory, including, without limitation, those listed on Exhibit C and the goodwill associated therewith, all registrations and recordings thereof.

        "Product Trademark Applications" means all applications for registration of all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers of the Grantor that are now owned by the Grantor or are acquired by the Grantor during the term of this Patent and Trademark Security Agreement, whether currently in use or not and which will, upon registration thereof, be adopted solely for use in conjunction with the sale of the Product in the Territory, including, without limitation, those listed on Exhibit D.

        "Security Agreement" means that certain Security Agreement, dated as of the date hereof, between the Grantor and the Secured Parties.

        2.    Grant of Security Interest.    As collateral security for the prompt and complete payment and performance when due of the Obligations, the Grantor hereby grants to the Secured Parties a continuing first priority security interest in all of the following property now or hereafter owned by the Grantor, and/or in which the Grantor has or acquires, at any time during the term of this Patent and Trademark Security Agreement, an unrestricted right, title or interest:

        All Product Patents and Product Patent Applications; all Product Trademarks together with any good will of the business associated with the use of such Product Trademarks; all License Rights and all Accounts (as defined in the Code), contract rights and General Intangibles arising under or relating to said License Rights and to the extent not otherwise included, all products and proceeds of any and all of the foregoing (collectively, the "Collateral").

        3.    Representations and Warranties.    The Grantor hereby represents and warrants that:

          (a)    Title; No Other Liens.    Except for the Lien granted to the Secured Parties pursuant to this Patent and Trademark Security Agreement and the Lien granted to the Secured Parties pursuant to the terms of the Security Agreement, the Grantor solely owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Secured Parties pursuant to this Patent and Trademark Security Agreement or the Security Agreement.

          (b)    Perfected First Priority Liens.    The Liens granted pursuant to this Patent and Trademark Security Agreement will constitute upon the completion of all the filings or notices listed in Exhibit E hereto, which Exhibit includes all UCC-1 financing statements to be filed pursuant to the terms of the Security Agreement, and all requisite filings to be made with the U.S. Patent and Trademark Office in the form substantially similar to that of Exhibit F and Exhibit G, perfected Liens on all Collateral, which are prior to all other Liens on such Collateral and which are enforceable as such against all creditors of the Grantor.

          (c)    Consents.    No consent (other than consents that have been obtained and those set forth in items 5, 6 and 7 on Schedule 3(e) of the Secured Note Purchase Agreement) of any party (other than the Grantor) to any contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement.

          (d)    Chief Executive Office.    The Grantor's chief executive office and chief place of business is located at 3040 Science Park Road, San Diego, California 92121.

          (e)    Authority.    The Grantor has full power, authority and legal right to enter into this Patent and Trademark Security Agreement and to grant the Secured Parties the Lien on the Collateral pursuant to this Patent and Trademark Security Agreement.

          (f)    Due Execution and Delivery.    This Patent and Trademark Security Agreement has been duly executed and delivered by the Grantor and constitutes a legal, valid and binding obligation of the Grantor enforceable in accordance with its terms.

          (g)    No Violation.    The execution, delivery and performance of this Patent and Trademark Security Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, or of any securities issued by the Grantor, or of any mortgage, indenture, lease, contract or other agreement (upon receipt of the consents set forth in items 5, 6 and 7 on Schedule 3(e) of the Secured Note Purchase Agreement), instrument or undertaking to which the

  Grantor is a party or which purports to be binding upon the Grantor or upon any of its assets and will not result in the creation or imposition of any Lien on any of the assets of the Grantor except as contemplated by this Patent and Trademark Security Agreement and the Security Agreement.

          (h)    No Consent or Approval.    No consent, filing, approval, registration, recording, or other action is required (x) for the grant by the Grantor of the Lien on the Collateral pursuant to this Patent and Trademark Security Agreement or for the execution, delivery or performance of this Patent and Trademark Security Agreement by the Grantor, or (y) to perfect the Lien purported to be created by this Patent and Trademark Security Agreement, in each case except as set forth in items 5, 6 and 7 on Schedule 3(e) of the Secured Note Purchase Agreement with respect to consents to be obtained after the date hereof and as contemplated by Section 3(b) above.

          (i)    Validity of Collateral.    To the knowledge of the Grantor, all of the Collateral is subsisting and is valid.

          (j)    Organization.    The Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and duly qualified and in good standing in every other state or jurisdiction in which the nature of the Grantor's business or the ownership of its assets requires such qualification.

        4.    Covenants.    The Grantor covenants and agrees with the Secured Parties that from and after the date of this Patent and Trademark Security Agreement until the payment or performance in full by the Grantor of all of its Obligations:

          (a)    Further Documentation.    At any time and from time to time, upon the written request of the Secured Parties, and at the sole expense of the Grantor, the Grantor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Parties may request for the purpose of obtaining or preserving the full benefits of this Patent and Trademark Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Code in effect in any such jurisdiction with respect to the Liens created hereby. The Grantor also hereby authorizes the Secured Parties to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Patent and Trademark Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          (b)    Indemnification.    The Grantor agrees to pay, and to save the Secured Parties and each Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Grantor in complying with any law or regulation applicable to any of the Collateral or (iii) in connection with any action taken by the Secured Parties in exercising its rights under this Patent and Trademark Security Agreement.

          (c)    Maintenance of Records.    The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. The Grantor hereby grants to the Secured Parties access to all of the Grantor's books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Secured Parties or to their representatives during normal business hours at the request of the Secured Parties.

          (d)    Limitation on Liens on Collateral.    Except as provided in paragraph (f) below, the Grantor will not create, incur or permit to exist, will defend at its own expense the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the

  Collateral, and will defend the right, title and interest of the Secured Parties in and to any of the Collateral against the claims and demands of all persons whomsoever.

          (e)    Limitations on Dispositions of Collateral.    The Grantor will not sell, transfer, or assign any of the Collateral, or attempt, offer or contract to do so without express, written agreement by the Secured Parties.

          (f)    Limitations on Licensing of the Collateral.    Grantor may execute non-exclusive, revocable licenses to Product Patents and Product Trademarks, and may disclose the contents of Product Patent Applications under fully executed confidentiality agreements, only upon prior written notice to Secured Parties and only when the execution of such license is reasonably unlikely to (i) diminish the value of the Collateral, (ii) have a material impact on the rights of the Secured Parties and (iii) otherwise reasonably be considered to have a material adverse effect on the security interest granted to the Secured Parties in the Collateral in Section 2 of this Patent and Trademark Security Agreement (the "Security Interest"). Any and all such licenses shall contain provisions that enable the Secured Parties, at their discretion, to revoke such Product Patent and/or Product Trademark licenses when the Secured Parties have a reasonable belief that their rights are being adversely effected.

          (g)    Further Identification of Collateral.    The Grantor will furnish to the Secured Parties from time to time, upon the request of the Secured Parties, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Parties may reasonably request, all in reasonable detail.

          (h)    Notices.    The Grantor will advise the Secured Parties promptly, in reasonable detail, at its address set forth in accordance with Section 13 hereof, (i) of any Lien on, or claim asserted against, any of the Collateral, other than as created hereby or as permitted hereby, and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the Collateral or on the Liens created hereunder.

          (i)    Patents.

            (i)    The Grantor will, at Grantor's expense, take commercially reasonable steps to monitor and manage its portfolio of Product Patents and Product Patent Applications, and will notify the Secured Parties immediately if it knows that any application relating to any Product Patent or Product Patent Application may become abandoned or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the patentability of any Product Patent Application, the enforceability of any Product Patent or Grantor's ownership of any Product Patent or Product Patent Application.

            (ii)  The Grantor will, at Grantor's expense, with respect to any Product Patent that the Grantor obtains after the date hereof, promptly (i) take all actions necessary so that the Secured Parties shall obtain a perfected Security Interest in such Product Patent and (ii) provide to the Secured Parties updated versions of Exhibit A, listing all Product Patents and all License Rights in which Grantor has an interest. With respect to this paragraph 4(i)(ii), an Event of Default is "continuing" if, after a period of 30 days following issuance of any Product Patent, the Grantor has not provided notice thereof to the Secured Parties.

            (iii)  The Grantor will, at Grantor's expense, with respect to any Product Patent Application that the Grantor obtains after the date hereof, promptly (i) take all actions necessary so that the Secured Parties shall obtain a perfected Security Interest in such Product Patent and (ii) provide to the Secured Parties updated versions of Exhibit B listing all such

    Product Patent Applications. With respect to this paragraph 4(i)(iii), an Event of Default is continuing if after a period of 30 days following receipt of a filing receipt that identifies the serial number thereof, Grantor has not provided notice thereof to the Secured Parties.

            (iv)  Upon request of the Secured Parties, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Parties may request to evidence the Secured Parties' Security Interest in any or all Product Patents or Product Patent Applications.

            (v)  The Grantor will, at its own expense, take all commercially reasonable steps, including, without limitation, those required in any proceeding before the United States Patent and Trademark Office, to reasonably maintain and pursue each Product Patent and Product Patent Application including, without limitation, payment of maintenance and other fees.

            (vi)  In the event that the Grantor believes that any Product Patent included in the Collateral has been infringed by a third party, the Grantor shall, within 20 days of forming a belief that the Collateral is being infringed by a third party, obtain a legal opinion from outside counsel and notify the Secured Parties of such infringement and shall, if appropriate in the Grantor's sole discretion, at its own expense, sue for infringement, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, or take such other actions as the Grantor shall reasonably, in its sole discretion, deem appropriate under the circumstances to protect such Patent.

          (j)    Trademarks.

            (i)    The Grantor will, with respect to each Product Trademark identified in Exhibit C hereto as it may be amended, supplemented or otherwise modified from time to time, take reasonable steps to monitor its portfolio of trademarks, and for each Product Trademark set forth on Exhibit C, the Grantor will (i) continue to use or have used such Product Trademark to the extent necessary to maintain such Product Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Product Trademark to the extent appropriate, (iii) employ such Product Trademark with the appropriate notice of registration, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Product Trademark unless the Secured Parties shall obtain a first priority perfected Security Interest in the Company's interest in such mark pursuant to this Patent and Trademark Security Agreement, and (v) not do any act or knowingly omit to do any act whereby any such Product Trademark may become invalidated, abandoned, rendered unenforceable or otherwise diminish Grantor's rights therein.

            (ii)  The Grantor will promptly notify the Secured Parties if any application or registration relating to any Product Trademark may become opposed, abandoned, canceled or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or any court or tribunal in any country) regarding the validity, enforceability or Grantor's ownership interest in such Product Trademark; or its right to register the same or to keep and maintain the same.

            (iii)  The Grantor will, at Grantor's expense, with respect to any Product Trademark or Product Trademark Application that is registered or for which an application for registration is filed after the date hereof, promptly (i) take all actions necessary so that the Secured Parties shall obtain a perfected Security Interest in such Product Trademark or Product Trademark Application and (ii) provide to the Secured Parties an updated version of Exhibit Cand/or Exhibit D listing all registered Product Trademarks and Product Trademark Applications in

    which the Grantor has an interest. With respect to this paragraph 4(j)(iii), an Event of Default is continuing if after a period of 30 days following the mailing of the Certificate of Registration or 30 days following receipt of a filing receipt that identifies the serial number thereof, Grantor has not provided notice thereof to the Secured Parties.

            (iv)  Upon request of the Secured Parties, the Grantor shall execute and deliver any and all agreements, instruments, documents, and papers as the Secured Parties may request to evidence the Secured Parties' Security Interest in any Product Trademark set forth on Exhibit C and the goodwill and general intangibles of the Grantor relating thereto or represented thereby, and the Grantor hereby constitutes the Secured Parties their attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Grantor shall have paid and performed in full all of its obligations under the Secured Note Purchase Agreement and the Notes.

            (v)  The Grantor will, at Grantor's expense, take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office to maintain and pursue each Product Trademark Application (and to obtain the relevant registration) and to maintain the registration of the Product Trademarks, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

            (vi)  In the event that Grantor believes that any Product Trademark included in the Collateral has been infringed, misappropriated or diluted by a third party, the Grant shall, within 10 days of forming such belief, send a written notice to such third party demanding that they cease such infringement, misappropriation or dilution, and the Grantor shall notify the Secured Parties and, if appropriate in Grantor's sole discretion, at its own expense, sue for infringement, misappropriation or dilution, seeking injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other action as the Grantor reasonably, in its sole discretion, deems appropriate under the circumstances to protect such Trademark. With respect to this paragraph, an Event of Default is continuing if a copy of any written notice of infringement, misappropriation or dilution is not been provided to the Secured Parties within 20 days following the date such communication was supposed to have been provided to the infringing party.

          (k)    Changes in Locations, Name, Etc.    The Grantor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3(d) hereof or (ii) change its name, identity or corporate structure to such an extent that any statement filed by the Secured Parties with the Patent and Trademark Office in connection with this Patent and Trademark Security Agreement would become misleading, unless it shall have given the Secured Parties at least 30 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action to preserve and protect the Secured Parties' Security Interest under this Patent and Trademark Security Agreement.

        5.    Performance by Secured Parties of Grantor's Obligations.    If the Grantor fails to perform or comply with any of its agreements contained herein and the Secured Parties, as provided for by the terms of this Patent and Trademark Security Agreement and following reasonable written notice to the Grantor, shall itself perform or comply, or otherwise cause performance or compliance, with such agreements, the expenses of the Secured Parties incurred in connection with such performance or compliance shall be payable by the Grantor to the Secured Parties on demand and shall constitute Obligations secured hereby.

        6.    Secured Parties' Appointment as Attorney-in-Fact.

          (a)  The Grantor hereby irrevocably constitutes and appoints the Secured Parties and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Secured Parties' discretion, for the purposes of carrying out the terms of this Patent and Trademark Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Patent and Trademark Security Agreement and, without limiting the generality of the foregoing, hereby gives the Secured Parties the power and right, on behalf of the Grantor, upon the occurrence and continuance of an Event of Default, to do the following:

            (i)      to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any License Rights and, in the name of the Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any License Rights and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Parties for the purpose of collecting any and all such moneys due under any License Rights whenever payable;

            (ii)    to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Patent and Trademark Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

            (iii)    to direct any party liable for any payment under any of the License Rights to make payment of any and all moneys due and to become due thereunder directly to the Secured Parties or as the Secured Parties shall direct;

            (iv)    to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;

            (v)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral;

            (vi)    to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral;

            (vii)   to settle, compromise, or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Secured Parties may deem appropriate; and

            (viii)  generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Parties were the absolute owner thereof for all purposes, and to do, at the Secured Parties' option all acts and things which the Secured Parties deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties' Security Interest therein, in order to effect the intent of this Patent and Trademark Security Agreement, all as fully and effectively as the Grantor might do.

          (b)  This power of attorney is a power coupled with an interest and shall be irrevocable. Notwithstanding the foregoing, the Grantor further agrees to execute any additional documents which the Secured Parties may require in order to confirm this power of attorney, or which the

  Secured Parties may deem necessary to enforce any of its rights contained in this Patent and Trademark Security Agreement.

          (c)  The powers conferred on the Secured Parties hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Parties shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for its own gross (not mere) negligence or willful misconduct.

          (d)  The Grantor also authorizes the Secured Parties to execute, in connection with the sale provided for in paragraph 6 of this Patent and Trademark Security Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

        7.    Remedies.    If an Event of Default (i) has occurred and has continued for a period of 30 consecutive days without cure by the Grantor with respect to items 1, 2, and 3 set forth in the definition of Event of Default, or (ii) has occurred and is continuing with respect all other items set forth in the definition of Event of Default, the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker's board or office of the Secured Parties or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

        8.    Severability.    Any provision of this Patent and Trademark Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        9.    Paragraph Headings.    The paragraph headings used in this Patent and Trademark Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

        10.    Cumulative Remedies.    The rights and remedies provided herein, in the Secured Note Purchase Agreement and in the Notes are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

        11.    Waivers and Amendments; Successors and Assigns.    None of the terms or provisions of this Patent and Trademark Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement. No course of dealing between the Grantor and the Secured Parties nor any delay in exercising or failure to exercise any rights, power or privilege under this Patent and Trademark Security Agreement shall operate as a waiver. This Patent and Trademark Security Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns. The Grantor may not assign its rights or obligations under this Patent and Trademark Security Agreement without the prior written consent of the Secured Parties.

        12.    Termination of Security Interest; Release of Collateral.    Upon the payment and performance in full by the Grantor of its Obligation, the Security Interest shall terminate and all rights to the Collateral shall revert to the Grantor.

        13.    Notices.    Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown below or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 3040 Science Park Road, San Diego, California 92121, Attention: President (telephone line facsimile number (858) 410-5306), and a copy shall also be given to: Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, Attention: Melvin Epstein, Esq. (telephone line facsimile transmission number (212) 806-6006), and in the case of any notice to the Secured Parties, such notice shall be addressed to the Secured Parties at Brown Simpson Asset Management, LLC, 152 West 57th Street, 21st Floor, New York, New York 10019, Attention: Mitchell D. Kaye (telephone line facsimile transmission number (212) 247-1329), and a copy shall be given to: Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 Attention: John D. Hogoboom, Esq. (telephone line facsimile transmission number (973) 597-2383).

        14.    Integration.    This Patent and Trademark Security Agreement represents the agreement of the Grantor and the Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Secured Parties relative to subject matter hereof not expressly set forth or referred to herein.

        15.    Governing Law.    This Patent and Trademark Security Agreement and the rights and obligations of the Grantor and the Secured Parties under this Patent and Trademark Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any Security Interest granted hereunder, and except to the further extent that the United States patent and trademark laws are applicable.

        16.    Counterparts.    This Patent and Trademark Security Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Patent and Trademark Security Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party.

        17.    Waiver of Jury Trial.    To the extent permitted by applicable law, each of the Grantor and the Secured Parties waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise between the parties hereto arising out of, connected with, related to, or incidental to the relationship between any of them in connection with this Security Agreement or the transactions contemplated hereby. Instead, any such dispute resolved in court will be resolved in a bench trial without a jury, submitted to jurisdiction in the Southern District of New York and New York State Courts located in the County of New York.

        IN WITNESS WHEREOF, the Grantor has caused this Patent and Trademark Security Agreement to be duly executed and delivered as of the date first above written.

ALLIANCE PHARMACEUTICAL CORP.
By:
			Name:	Theodore D. Roth
			Title:	President and Chief Operating Officer

ACKNOWLEDGED AND AGREED: [ ]
By:
Name:
Title:
ACKNOWLEDGED AND AGREED: [ ]
By:
Name:
Title:

STATE OF	)

	)	ss.:
COUNTY OF	)

        On this    day of July 2002, before me personally appeared Theodore D. Roth proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as President and Chief Operating Officer on behalf of Alliance Pharmaceutical Corp., and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this            day of July 2002, before me personally appeared                        proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as an authorized representative on behalf of [                        ], and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this            day of July 2002, before me personally appeared                        proved to me on the basis of satisfactory evidence to be the person who executed the above Patent and Trademark Security Agreement as an authorized representative on behalf of [                        ], and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC

EXHIBIT A

PATENTS

Alliance Docket No.	Application No.	Patent No.	Date Filed	Date Issued
ALLIA.062FW1	08/405,447	5,639,443	March 16, 1995	June 17, 1997
ALLIA.62F1C2	08/786,402	6,372,195	January 17, 1997	April 16, 2002
ALLIA.62F1C3	08/841,847	6,258,339	May 5, 1997	July 10, 2001
ALLIA.062CP1	08/284,083	5,605,673	August 1, 1994	February 25, 1997
ALLIA.062DV1	08/476,079	5,720,938	June 7, 1995	February 24, 1998
ALLIA.062DV2	08/480,853	5,626,833	June 7, 1995	May 6, 1997
ALLIA.62D2C1	08/841,846	6,287,539	May 5, 1997	September 11, 2001
ALLIA.062DV3	08/486,531	5,695,741	June 7, 1995	December 9, 1997
ALLIA.62D3C1	08/986,879	6,280,704	December 8, 1997	August 28, 2001
ALLIA.062CP2	08/395,680	5,798,091	February 28, 1995	August 25, 1998
ALLIA.62CP2C	09/013,357	6,280,705	January 26, 1998	August 28, 2001

EXHIBIT B

PATENT APPLICATIONS

Alliance Docket No.	Application No.	Date Filed

EXHIBIT G

FORM OF TRADEMARK SECURITY AGREEMENT

        This TRADEMARK SECURITY AGREEMENT dated this            day of July 2002, made by Alliance Pharmaceutical Corp., a New York corporation, (the "Grantor") in favor of [                        ], a [                        ] and [            ], a [            ] (the "Secured Parties").

W I T N E S S E T H:

        The Grantor and the Secured Parties are entering into a Secured Note Purchase Agreement, dated as of the date hereof (the "Secured Note Purchase Agreement").

        WHEREAS, pursuant to the Secured Note Purchase Agreement, dated as of the date hereof, the Secured Parties purchased [$            ] in aggregate face amount of the Grantor's Promissory Notes (the "Initial Notes"), in favor of the Secured Parties pursuant to which, among other things, the Grantor promised to pay an aggregate of [$            ] to the Secured Parties;

        WHEREAS, under the Secured Note Purchase Agreement the Grantor has the right in certain circumstances to require the Secured Parties to purchase additional notes in the aggregate face amount of [$            ] (the "Subsequent Notes");

        WHEREAS, the Grantor has agreed to grant to the Secured Parties a security interest in certain of its property and assets relating to the Product to secure the performance of the obligations of the Grantor under the Secured Note Purchase Agreement, the Initial Notes and the Subsequent Notes;

        WHEREAS, the Grantor is contemporaneously entering into a Patent and Trademark Security Agreement with the Secured Parties;

        WHEREAS, the Grantor is contemporaneously entering into a Security Agreement with the Secured Parties; and

        WHEREAS, Grantor and Secured Party by this instrument seek to confirm and make a record of the grant of a security interest in the trademarks relating to the Product.

        NOW, THEREFORE, in consideration of the premises set forth above the Grantor hereby agrees with the Secured Parties as follows:

        Section 1.    Defined Terms.    Unless otherwise defined herein, terms used herein shall have the meaning given to them in the Patent and Trademark Security Agreement.

        Section 2.    Grant of Security Interest in Trademark Collateral.    As collateral security for the prompt and complete payment and performance when due of the Obligations, the Grantor hereby grants to the Secured Parties a continuing first priority security interest in all of the following property now owned by the Grantor, and/or in which the Grantor has, or hereafter at any time during the term of the Patent and Trademark Security Agreement acquires, an unrestricted right, title or interest:

          (a)  all Product Trademarks and Product Trademark Applications, including those listed on Schedule A hereto;

          (b)  all Licenses relating to Product Trademarks;

          (c)  all goodwill of the business connected with the use of, and symbolized by, each Trademark and each License relating to Trademarks;

          (d)  and all Accounts, contract rights and General Intangibles arising under or relating to every License relating to the Trademarks and to the extent not otherwise included, all products and proceeds of any and all of the foregoing.

        Section 3.    Security Agreement.    The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Secured Parties pursuant to the Patent and Trademark Security Agreement, and Grantor hereby acknowledges and confirms that the rights and remedies of Secured Parties with respect to the security interests in the Product Trademarks, Product Trademark Applications and Licenses relating to the Product Trademarks granted hereby are more fully set forth in the Patent and Trademark Security Agreement, the terms and provisions of which are incorporated herein by reference.

        IN WITNESS WHEREOF, the parties signatory hereto have caused this Trademark Security Agreement to be duly executed and delivered as of the date first above written.

ALLIANCE PHARMACEUTICAL CORP.		[SECURED ENTITY]
By:	Name: Theodore D. Roth Title: President and Chief Operating Officer	By:	Name: Title:
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this    day of July 2002, before me personally appeared Theodore D. Roth proved to me on the basis of satisfactory evidence to be the person who executed the above Trademark Security Agreement as President and Chief Operating Officer on behalf of Alliance Pharmaceutical Corp., and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC
STATE OF	)

	)	ss.:
COUNTY OF	)

        On this            day of July 2002, before me personally appeared                        proved to me on the basis of satisfactory evidence to be the person who executed the above Trademark Security Agreement as an authorized representative on behalf of [SECURED ENTITY], and acknowledged to me that the corporation executed it.

WITNESS my hand and official seal.

NOTARY PUBLIC

SCHEDULE A

REGISTERED U.S. TRADEMARKS

Alliance Docket No.	Application No.	Registration No.	Mark	Filing Date	Registration Date
ALLIA.117T	75/027,205	2,010,189	IMAGENT	December 5, 1995	22 October 1996

PENDING U. S. TRADEMARK APPLICATIONS

Alliance Docket No.	Application No.	Registration No.	Mark	Filing Date	Registration Date
ALLIA.237T	N/A	N/A	IMAGENT PERFLEXANE LIPID MICROSPHERES and Design	June 26, 2002	N/A

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FORM OF PATENT AND TRADEMARK SECURITY AGREEMENT